Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

INDIVIOR PHARMACEUTICALS, INC.

ARTICLE ONE

NAME

The name of the corporation is Indivior Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE TWO

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 8 The Green, Ste R, Dover, DE 19901. The name of the Corporation’s registered agent at such address is Resident Agents Inc.

ARTICLE THREE

PURPOSE AND POWERS

The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

CAPITAL STOCK

Section 1 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 700,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 70,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Section 2 Common Stock. The Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.

(a) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by the DGCL or other applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote of the holders of the capital stock of the Corporation entitled to vote thereon (including any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock)) and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor irrespective of the provisions of Section 242(b)(2) of the DGCL.

(b) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock of the Corporation, dividends and other distributions may be declared by the Board of Directors (the “Board”) from time to time and paid ratably on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the right, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock as to distributions upon dissolution or liquidation or winding up of the Corporation, the holders of issued and outstanding shares of Common Stock shall be entitled to receive ratably, in proportion to the total number of shares of Common Stock held by each holder, all the remaining assets and funds of the Corporation available for distribution to its stockholders, whether from capital or surplus in accordance with the DGCL. For the avoidance of doubt, a dissolution, liquidation or winding up shall not be deemed to be occasioned by or to include, without limitation, any voluntary consolidation, reorganization, conversion or merger of the Corporation with or into any other corporation or entity or other corporations or entities or a sale, lease, transfer, exchange or conveyance of all or a part of the Corporation’s assets.

(d) Shares of Common Stock shall not entitle any holder thereof to any pre-emptive, subscription, redemption or conversion rights.

Section 3 Preferred Stock. The Board is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the DGCL.

ARTICLE FIVE

BYLAWS

Section 1 Amendment of Bylaws by Board of Directors. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend, alter, or repeal the bylaws of the Corporation (as amended, restated, modified and/or supplemented from time to time, the “Bylaws”) without any action on the part of the stockholders.

Section 2 Amendment of Bylaws by Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the Bylaws through the affirmative vote of stockholders representing a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLE SIX

BOARD OF DIRECTORS

Section 1 Board of Directors. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2 Number of Directors. The total number of directors constituting the Board shall be determined by or in the manner provided in the Bylaws.

Section 3 Election and Term of Office. Directors shall be elected to hold office until the first annual meeting of stockholders held after such director’s election or appointment and, unless the number of directors is reduced effective at such annual meeting in accordance with Article Six, Section 2, until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification or removal. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

Section 4 Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the total number of directors and vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director, even though less than a quorum of the Board. Any director appointed in accordance with this Section 4 shall hold office until the first annual meeting of the stockholders held after such director’s appointment for the purpose of electing directors and, unless the number of directors is reduced effective at such annual meeting in accordance with Article Six, Section 2, until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 5 Removal and Resignation of Directors. Subject to the rights of the holders of any outstanding series of Preferred Stock, directors may be removed with or without cause upon the affirmative vote of stockholders representing a majority of the voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, at a meeting of the Corporation’s stockholders called for that purpose. Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation as provided in the Bylaws.

Section 6 Advance Notice. Advance notice of stockholder nominations for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE SEVEN

INDEMNIFICATION

Section 1 Limitation of Liability. To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

Section 2 Indemnification. To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide rights to indemnification or advancement of expenses) through provisions in the Bylaws, agreements with such directors, officers, agents or other persons, votes of stockholders or disinterested directors, or otherwise.

Section 3 Amendments. Neither the amendment nor repeal of this Article Seven, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Seven, nor, to the fullest extent permitted by law, any modification of the relevant provisions of the DGCL or any other law shall: (i) eliminate, reduce or otherwise adversely affect any right or protection of a current or former director, officer or agent of the Corporation (or any other person to which the DGCL permits the Corporation to provide rights to indemnification or advancement of expenses) existing at the time of such amendment, repeal, adoption or modification with respect to any acts or omissions of such director, officer, agent or other person that occurred or allegedly occurred prior to, such amendment, repeal or modification; or (ii) increase the liability of a current or former director, officer or agent of the Corporation (or any other person to which the DGCL permits the Corporation to provide rights to indemnification or advancement of expenses) with respect to any acts or omissions of such director, officer, agent or other person that occurred or allegedly occurred prior to, such amendment, repeal or modification. For the avoidance of doubt, if the DGCL is amended to (i) authorize corporate action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended or (ii) increase the extent to which a corporation may indemnify (or advance expenses to) its directors, officers and agents (and any other persons to which the DGCL permits the Corporation to provide rights to indemnification or advancement of expenses), then the Corporation shall be authorized to provide indemnification (and advancement of expenses) to the fullest extent permitted by the DGCL.

ARTICLE EIGHT

MEETINGS OF STOCKHOLDERS

Section 1 Action by Consent of Stockholders. Any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders, and the power of stockholders to act by consent without a meeting is specifically denied; provided, however, that, to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, any action required or permitted to be taken by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken by consent in lieu of a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of such series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such series entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law.

Section 2 Special Meetings of Stockholders. Subject to the special rights of one or more outstanding series of Preferred Stock, special meetings of stockholders of the Corporation for any purpose or purposes shall be called only in compliance with and subject to the requirements, limitations and procedures as may be set forth in the Bylaws.

ARTICLE NINE

FORUM SELECTION

Section 1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) by, or other wrongdoing by, any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation arising out of or relating to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (v) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL or (vii) any action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware. For the avoidance of doubt, this Section 1 of Article Nine shall not apply to any action or proceeding asserting a claim under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended.

Section 2 Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director, officer, employee or agent of the Corporation.

Section 3 Notice. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Nine.

ARTICLE TEN

SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

ARTICLE ELEVEN

AMENDMENTS

The Corporation hereby reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by the DGCL, and all rights, preferences and privileges of whatsoever nature conferred on stockholders, directors or any other persons whomsoever therein granted are subject to this reservation.

ARTICLE TWELVE

SHARE TRANSFER

Section 1 Definitions. For purposes of this Article Twelve, the following definitions shall apply:

“Old Indivior” means Indivior PLC, a company incorporated under the laws of England and Wales;

“Scheme” means the proposed scheme of arrangement to be effected under Part 26 of the Companies Act 2006 in the United Kingdom, pursuant to which the Corporation will become the sole shareholder of Old Indivior; and

“Scheme Effective Time” means the time at which the Scheme becomes effective in accordance with its terms,

Section 2 Share Transfer. At the Scheme Effective Time, and without any action by the Corporation or its stockholders, (i) legal title to all outstanding shares of Common Stock that were outstanding immediately prior to the Scheme Effective Time shall be automatically transferred to the Corporation and (ii) such shares of Common Stock shall be automatically retired and returned to the status of authorized but unissued shares of Common Stock.

ARTICLE THIRTEEN

INCORPORATOR

The name and mailing address of the incorporator are as follows:

Name:	Larissa Baker
Address:	Freshfields US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007.

THE UNDERSIGNED, being the incorporator hereinabove named, makes and files this Certificate of Incorporation, and does hereby declare and certify that said instrument is her act and deed and that the facts stated herein are true, and accordingly has executed this Certificate of Incorporation this 28th day of October, 2025.

By:	/s/ Larissa Baker
Name:	Larissa Baker Incorporator